                                                                    EXHIBIT 99.1

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, and 5.

                                                                I plan to attend
                                                                   the meeting.


1.  Election of Directors (see reverse)     (To withhold vote for any individual
                                             nominee write that name below.)

                                             ------------------------------
FOR             WITHHELD


2.  Approval of the Amendments          3.  Approval of the Amendments
    to the Key Employees Stock              to the Stock Bonus Plan for
    Bonus Plan.                             Non-Employee Directors.

    FOR     AGAINST    ABSTAIN              FOR     AGAINST    ABSTAIN



4.  Approval of Amendment                   5.  Ratification of appointment of
    to Restated Certificate of                  Coopers & Lybrand L.L.P. as
    Incorporation to increase                   independent public accountants.
    authorized Common Stock to
    350,000,000 shares

    FOR     AGAINST    ABSTAIN                  FOR     AGAINST    ABSTAIN



6.  In their discretion, upon other
    matters as they may properly
    come before the meetings.



                                        Please mark, sign and return promptly
                                        using the enclosed envelope. Executors,
                                        administrators, trustees, etc. should
                                        give full title as such. If the signer
                                        is a corporation, please sign full
                                        corporate name by duly authorized
                                        officer.

                                        ----------------------------------------

                                                                          , 1996
                                        ----------------------------------
                                        SIGNATURE(S)            DATED

"PLEASE MARK INSIDE BLUE BOXES
SO THAT DATA PROCESSING EQUIPMENT
WILL RECORD YOUR VOTES"


                            +FOLD AND DETACH HERE+

Dear Shareholder(s):

Enclosed you will find material relative to the Company's 1996 Annual Meeting of shareholders. The notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us.

ENGLEHARD CORPORATION

                             ENGLEHARD CORPORATION
                  101 WOOD AVENUE, ISELIN, NEW JERSEY  08830

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
              FOR THE ANNUAL MEETING OF SHAREHOLDERS--MAY 2, 1996

P
R   The undersigned hereby constitutes and appoints Orin R. Smith, Reuben F.
O   Richards and Arthur A. Dombusch, II, and each of them, his true and lawful
X   agents and proxies with full power of substitution in each, to represent the
Y undersigned at the Annual Meeting of Shareholders of ENGLEHARD CORPORATION to be held at One Chase Manhattan Plaza, Ground Floor, on Thursday, May 2, 1996 at 10:00 A.M. New York City Time and at any adjournments thereof, on all matters coming before said meeting.

    ELECTION OF DIRECTORS, NOMINEES:            (Change of Address/Comments)
    L. Donald LaTorre, William R. Loomis, Jr.,
    Reuben F. Richards, Henry R. Slack and      ____________________________
    Orin R. Smith
                                                ____________________________

                                                ____________________________

                                                ____________________________



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     SEE REVERSE
                                                                         SIDE


                            +FOLD AND DETACH HERE+

                            CAHILL GORDON & REINDEL
                                80 Pine Street
                           New York, New York 10005

                                                         March 12, 1996

Re:  Engelhard Corporation
     1996 Proxy Material
     ---------------------

Dear Sir or Madam:

        On behalf of and as counsel for Engelhard Corporation, a Delaware corporation (the "Company"), there is transmitted herewith, via the EDGAR system, for filing pursuant to Rule 14a-6(a) of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Company's preliminary Notice of Annual Meeting of Stockholders and Proxy Statement and the preliminary Form of Proxy, each in the EDGAR version. Payment of the required filing fee in the amount of $125.00 as prescribed by Rule 14a-6(i)(2) of the General Rules and Regulations under the Exchange Act was made by wire transfer on March 4, 1996.

        Any questions with respect to this filing should be directed to the undersigned at (212) 701-3738.

                                        Very truly yours,

                                        /s/ CARRIE E. GUILLORY

                                        Carrie E. Guillory

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

Attention:  Document Control -- EDGAR

cc:  Michael J. Hassett, Esq.
     John Schuster, Esq.